SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

QUINTON CARDIOLOGY SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

April 14, 2004

Dear Shareholders:

      I am pleased to invite you to the Annual Meeting of Shareholders of Quinton Cardiology Systems, Inc. The meeting will be held at 10:00 a.m. local time on May 14, 2004 at Quinton’s offices located at 3303 Monte Villa Parkway, Bothell, Washington 98021. The accompanying Notice of Annual Meeting and Proxy Statement describes the proposals to be considered at the meeting.

      We hope you can join us on May 14, 2004. Whether or not you can attend, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Michael K. Matysik
Senior Vice President, Chief Financial
Officer and Secretary

QUINTON CARDIOLOGY SYSTEMS, INC.
3303 Monte Villa Parkway
Bothell, WA 98021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2004

TO THE SHAREHOLDERS OF QUINTON CARDIOLOGY SYSTEMS, INC.,

      On Friday, May 14, 2004, we will hold our Annual Meeting of Shareholders at our offices located at 3303 Monte Villa Parkway, Bothell, Washington 98021. The meeting will begin at 10:00 a.m. local time. At the meeting, shareholders will be asked to:

      1. Elect two Class I directors; and

      2. Consider other matters properly presented at the meeting.

      You are entitled to vote at the annual meeting if you were a shareholder of record at the close of business on March 26, 2004.

Sincerely,

Michael K. Matysik
Senior Vice President, Chief Financial
Officer and Secretary

Bothell, Washington

April 14, 2004

      All shareholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy card issued in your name.

PROXY STATEMENT CONTENTS

QUINTON CARDIOLOGY SYSTEMS, INC.

3303 Monte Villa Parkway
Bothell, WA 98021

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2004

ANNUAL MEETING INFORMATION

      The enclosed proxy is solicited on behalf of the board of directors of Quinton Cardiology Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on Friday, May 14, 2004 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes described below and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at our offices located at 3303 Monte Villa Parkway, Bothell, Washington 98021. We mailed this proxy statement and accompanying proxy card on or about April 14, 2004 to the shareholders who owned shares of our common stock as of March 26, 2004.

Who is entitled to vote?

      Only holders of record of common stock at the close of business on March 26, 2004 may vote at the annual meeting. We had approximately 12,268,389 shares of common stock outstanding on that date.

What is a quorum?

      The required quorum is a majority of the shares issued and outstanding on the record date. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. There must be a quorum for the meeting to be held.

What am I voting on?

      You are being asked to elect two directors to our board of directors. We are not aware of any other matters to be presented for action at the annual meeting.

How many votes are required to elect a director?

      If a quorum is present at the annual meeting, the two candidates receiving the highest number of affirmative votes will be elected. In a plurality election, such as this, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required. Shareholders are not entitled to cumulate votes for the election of directors.

How many votes do I have?

      Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the annual meeting.

How will my proxy be voted?

      All shares represented by properly executed proxies will be voted in accordance with the directions set forth on the proxy. If you do not give any direction, your shares will be voted for all management proposals. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly presented at the annual meeting, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

Who is paying the expenses for the solicitation of proxies for the annual meeting?

      We are paying for the costs of this solicitation. In addition to solicitation by mail, our officers and employees may, without additional compensation, solicit the return of proxies by telephone, telegram, messenger, facsimile transmission or personal interview. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we may reimburse such persons for their expenses in so doing.

Who counts the votes?

      Mellon Investor Services, LLC, the inspector of election appointed for the meeting, will count all votes. The inspector of election will separately count affirmative and negative votes, abstentions and broker non-votes.

Can brokers vote on the proposals?

      Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain types of proposals are “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Brokers will have discretion to vote on the proposal relating to the election of directors.

Can I revoke my proxy?

      Any person giving a proxy may revoke it at any time before it is voted. It may be revoked by filing with our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Bothell, Washington 98021, a written notice of revocation or a signed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL

ELECTION OF DIRECTORS

      Our bylaws provide for a board of directors that consists of a number of directors as determined by the board of directors, except that the board of directors shall not have fewer than three members. The size of the board is currently set at six and is divided into three classes. Each class consists, as nearly as possible, of one-third the total number of directors and each class has a three-year term.

      Our board of directors is presently composed of five members. The current directors whose term of office expires in 2004 (Class I) are W. Robert Berg and Jue-Hsien Chern, who are nominated for re-election. There is a vacancy in the class of directors whose term of office expires in 2005 (Class II), and the board of directors is considering whether to fill this vacancy, but has not yet decided to do so as of the date of this proxy statement. A director appointed by the board of directors to fill a vacancy (including a vacancy created by an increase in the size of the board of directors) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified. Proxies solicited for this annual meeting will not be voted for a greater number of nominees than the two nominees listed above.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable to serve as a director, the persons named in the enclosed proxy can vote for or against any other nominee in accordance with their judgment.

Nominees for election to a three-year term expiring at the 2007 Annual Meeting

      W. Robert Berg, age 60, has been one of our directors since July 2002. From October 1985 to January 2000, Mr. Berg held several positions at SeaMED Corporation, a medical equipment company, including Vice President of Operations from 1985 to 1987, and President and CEO from 1987 to 2000. He served as President of SeaMED until he retired in January 2000. Mr. Berg holds a B.A. from the University of Washington.

      Jue-Hsien Chern, Ph.D., age 49, has been one of our directors since March 2003. Since January 2000, he has served as Vice President and General Manager of the D.S.M. division of Mentor Graphics, Inc., a leading provider of electronic design automation products and services. From 1998 to 1999, Dr. Chern served as head of the D.S.M. business unit of Avant! Corporation, a provider of electronic design automation products. Dr. Chern received his Ph.D. in Civil Engineering from SUNY Buffalo and a M.S. and B.S. in Civil Engineering from National Taiwan University.

The board of directors recommends a vote in favor of each nominee.

Directors continuing in office until the 2006 Annual Meeting

      Ruediger Naumann-Etienne, Ph.D., age 57, has served as a director and our Chairman of the Board since April 2000. From November 2000 until August 2003, Dr. Naumann-Etienne served as our Chief Executive Officer. Dr. Naumann-Etienne is the owner and has been the Managing Director of Intertec Group, an investment company acting as principal in managing high technology growth situations since 1989. From 1993 to 1999, Dr. Naumann-Etienne served as Chairman of OEC Medical Systems Inc., a leader in fluoroscopic imaging for minimally invasive surgery. From 1995 to 1997, he also served as their President and Chief Executive Officer. Dr. Naumann-Etienne received his Ph.D. in International Finance from the University of Michigan, an M.S. in Industrial Management from Georgia Institute of Technology and completed undergraduate work in Business Administration at the Technical University of Berlin, Germany. Dr. Naumann-Etienne is also a director of Bio-Rad Laboratories, Inc. and Varian Medical Systems, Inc.

      Harvey N. Gillis, age 58, has been one of our directors since August 2002. Since March 1998, Mr. Gillis has served as Chairman, President and Chief Executive Officer of Sunrise Capital Corporation, a venture capital and business investment firm. From August 1997 to July 1999, Mr. Gillis was Chairman of the Board of Mosaix, Inc., which was sold to Lucent Technologies Corporation in July 1999. From 1992 to 1998, Mr. Gillis was Senior Vice President and Chief Financial Officer of ATL Ultrasound, Inc. which was sold to Philips Electronics, Ltd. in 1998. Mr. Gillis also serves on the board of directors of Integrex, Inc., a private electronic manufacturing services firm. Mr. Gillis holds an M.S. in engineering and an MBA in finance and systems analysis from Stanford University, and a B.S. in engineering from Carnegie Mellon University. Mr. Gillis also holds a Pacific Coast Banking School degree in Commercial Banking.

Directors continuing in office until the 2005 Annual Meeting

      John R. Hinson, age 41, has served as our President since November 2000, our Chief Executive Officer since September 2003, and a director since July 1999. He also served as our Chief Operating Officer from February 2000 through August 2003, as Secretary from July 1999 through April 2002, and as Chief Financial Officer and Executive Vice President of Operations from April 1999 to May 2001. He holds an MBA from the Anderson Graduate School of Management at UCLA and a B.A. in Economics from Claremont McKenna College.

OTHER INFORMATION AS TO DIRECTORS

Director Independence

      Nasdaq Marketplace Rule 4350 requires that a majority of our directors be “independent,” as defined by Nasdaq Marketplace Rule 4200(a)(15). In March 2004, the Board undertook a review of the independence of our directors pursuant to Nasdaq Marketplace Rule 4350. During this review, the board reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director, or certain family members of each director, and us and our subsidiaries, senior management or their affiliates, other affiliates of the company, equity investors or independent auditors. As a result of this review, our board of directors has determined that W. Robert Berg, Jue-Hsien Chern and Harvey N. Gillis, who represent a majority of our directors, are “independent” under the applicable Nasdaq Marketplace rules described above. Our other directors, Ruediger Naumann-Etienne and John Hinson, are our Chairman of the Board and President and Chief Executive Officer, respectively. As employees, they do not meet the definition of independence specified under Nasdaq Marketplace Rule 4200(a)(15).

Board Committees and Meetings

      During the fiscal year ended December 31, 2003 our board of directors held seven meetings. The board of directors has an audit committee, a compensation committee and a nominating and governance committee.

      Audit Committee. The audit committee meets with our independent auditors at least quarterly, prior to releasing our quarterly results, to review the results of the auditors’ interim reviews and annual audit results before they are released to the public or filed with the SEC or other regulators. The audit committee also adopts and approves funding for the independent auditors and reviews the comments as to the quality of our accounting principles and financial reporting and controls, adequacy of staff, and the results of procedures performed in connection with the audit process. The audit committee also considers, in consultation with the independent auditors, the audit scope and plan. The audit committee operates according to a written charter adopted by the board of directors, which is provided as Appendix A and posted on our website at http://www.quinton.com. The audit committee consists of Harvey N. Gillis (Chairman), W. Robert Berg and Jue-Hsien Chern, each of whom is independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) and is able to read and understand financial statements as required by Nasdaq Marketplace Rule 4350(d)(2)(A). The audit committee met six times in 2003.

      Our board of directors has determined that Mr. Harvey N. Gillis qualifies as an “audit committee financial expert” as defined in Section (h) of Regulation S-K of the Securities Exchange Act, as amended. In addition, Mr. Gillis meets the standard of financial sophistication as set forth in Nasdaq Marketplace Rule 4350(d)(2)(A).

      Compensation Committee. The compensation committee establishes, administers, and reviews our compensation and benefits policies and programs for executives, employees, and non-employee directors. In addition, the committee awards stock options to employees and consultants under our stock option plans, and performs other functions regarding compensation as delegated by the board of directors and as set forth in its written charter, which is posted on our website at http://www.quinton.com. The compensation committee consists of W. Robert Berg (Chairman), Jue-Hsien Chern and Harvey N. Gillis, each of whom is independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15). The compensation committee met five times in 2003.

      Nominating and Governance Committee. The nominating and governance committee selects and recommends individuals to be presented to the shareholders of the Company for election or re-election to the board of directors, oversees the evaluation of the performance and leadership of the board of directors, monitors corporate governance policies and codes of conduct applicable to our board of directors, officers and employees and is responsible for performing the other related responsibilities set forth in its written charter, which is posted on the Company’s website, http://www.quinton.com. Our board of directors formed the nominating and governance committee in February 2004 and appointed Jue-Hsien Chern (Chairman), W.

Robert Berg and Harvey N. Gillis to serve on the committee. Messrs. Berg and Gillis and Dr. Chern are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

      During the fiscal year ended December 31, 2003, each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which he served.

Directors Compensation

      Each non-employee director receives cash compensation of $1,250 for attending board meetings in person and $750 for attending meetings of committees of which they are official members. A committee chair receives an additional $1,000 for each committee meeting attended. For telephonic meetings, a non-employee director will receive 60% of the regular meeting compensation. We also reimburse our non-employee directors for reasonable expenses incurred in attending meetings of the board and its committees.

      We have a stock option grant program for our non-employee directors that is administered under the terms and conditions of our 2002 Stock Incentive Plan. Under the program, each non-employee director automatically receives an initial option to purchase 10,000 shares of our common stock upon joining our board. This initial grant vests monthly over the 12-month period following the date of grant, assuming continued service on the board for such period. Annually, each non-employee director receives an option to purchase 5,000 shares immediately following each year’s annual meeting, except that any non-employee director who received an initial grant within three months before an annual meeting will not receive an annual grant until immediately following the second annual meeting after the date of the initial grant. The annual grants vest and become exercisable monthly over the 12-month period following the date of grant, assuming continued service on the board for such period. In addition, in February 2004 in light of the additional responsibilities for our non-employee directors under applicable rules promulgated by the Securities and Exchange Commission and the Nasdaq National Market, we made a special option grant to purchase 5,000 shares of common stock to each of our non-employee directors, which options were also granted under the terms and conditions of our 2002 Stock Incentive Plan.

      The exercise price for all options granted to non-employee directors is the fair market value of our common stock on the date of grant. Options have a ten-year term, except that options expire six months after a non-employee director ceases service as a director for reasons other than death or retirement, in which case the option terminates after one year.

Director Nominations and Qualifications

      In accordance with our Bylaws, any shareholder entitled to vote for the election of directors at the annual meeting may nominate persons for election as directors at the such annual shareholders meeting only if we receive at our principal executive offices written notice of any such nominations no less than sixty (60) days and no more than ninety (90) prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholders to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. Any shareholder notice of intention to nominate a director shall include:

•	the name and address of the shareholder;

•	the class and number of shares of our stock that are beneficially owned of record by the shareholder;

•	the following information with respect to the person nominated by the shareholder:

•	name, age, business address and residence address;

•	the principal occupation or employment;

•	the class and number of shares of our stock that are beneficially owned of record by the shareholder; and

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and serving as a director, if elected).

      The nominating and corporate governance committee of our board of directors will consider director nominee recommendations submitted by shareholders. Shareholders who wish to recommend a director nominee should submit their suggestions in writing to the following:

Chairperson of Nominating and Governance Committee

Attn: Corporate Secretary
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, WA 98021

Shareholders should include the name and biographical information of the director nominee other relevant information relating to the director nominee, including information that would be required to be included in proxy statement filed in accordance with applicable rules under the Securities and Exchange Act of 1934, as amended, and the consent of the director nominee. Evaluation of any such recommendations is the responsibility of the nominating and governance committee under its written charter. In the event of any shareholder recommendations, the nominating and governance committee would evaluate the persons recommended in the same manner as other candidates. The nominating and governance committee will evaluate all director nominees taking into consideration certain criteria, including the following:

•	high standard of personal and professional ethics, integrity and values;

•	experience at making and overseeing policy in business, government or education sectors;

•	willingness and ability to keep an open mind when considering matters relating to our interests and constituents;

•	willingness and ability to devote sufficient time and effort to effectively fulfill the duties and responsibilities of serving as one of our directors;

•	willingness and ability to serve multiple terms as a director, if nominated and elected;

•	willingness not to engage in activities or interests that may create a conflict of interest with the director’s responsibilities and duties to us and our constituents; and

•	willingness and ability to act in our best interests and in the best interests of our constituents.

In addition, the board of directors will also consider the current overall composition of the board of directors, taking into account independence, diversity, leadership qualities, industry knowledge, skills, expertise and experience, size of the board and similar considerations.

Shareholder Communications with the Board of Directors

      Shareholders may contact our board of directors as a group or an individual director by sending written correspondence to the following:

     Mail:  Board of Directors

Attn: Corporate Secretary
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, WA 98021

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Following review and screening of shareholder communications by our Corporate Secretary as described further below, shareholder communications will be promptly forwarded by the Secretary of the Company to the specified director addressee or to each director, if such communication is addressed to the full board of directors. The Corporate Secretary will generally not forward to the Board or to the addressed member of the Board those shareholder communications that are primarily commercial in nature, are not relevant to stockholders or other interested constituents or relate to improper or irrelevant topics. In addition, our Corporate Secretary will forward shareholder communications that request general information about us or our products or are otherwise more appropriately addressed by one of our departments to such appropriate department. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2005 annual shareholders meeting should follow the procedures specified under “Additional Information about the Meeting and Shareholder Proposals — Shareholder Proposals” below. Shareholders wishing to nominate directors should follow the procedures specified above under “Other Information as to Directors — Director Nominations and Qualifications.”

      Our board of directors adopted a policy in March 2004 with regard to director attendance at our annual shareholder meetings that encourages our directors to attend, absent extenuating circumstances, each annual meeting of the shareholders, and that requires us to provide assistance to the directors in order to help ensure director attendance. Each of our directors who remained on our board of directors following the 2003 annual shareholders meeting, except Dr. Jue-Hsien Chern, attended the annual shareholders meeting in 2003.

CODE OF ETHICS

      Our board of directors has adopted a code of ethics that applies to its accounting and financial employees, including our Chief Executive Officer and Chief Financial Officer. This code of ethics is posted on our website, http://www.quinton.com. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to or waiver from application of the code of ethics to our Chief Executive Officer or our Chief Financial Officer by posting such information on our website, http://www.quinton.com.

REPORT OF THE AUDIT COMMITTEE

      The board of directors has adopted a written charter for the audit committee, which is included as Appendix A.

      Review with Management and Independent Accountants. The audit committee has met and held discussions with management and the independent auditors regarding our financial statements. The audit committee has reviewed and discussed with management and the independent auditors our audited consolidated financial statements as of and for the fiscal year ended December 31, 2003 and the independent auditors’ report thereon. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statement of Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors the auditors’ independence.

      Summary. Based on the reviews and discussions with management and the independent auditors referred to above, the audit committee recommended to the board of directors that our consolidated financial statements referred to above be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003.

      In connection with its review of our consolidated audited financial statements for the fiscal year ended December 31, 2003, the audit committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of and discussions with the independent auditors. This report is submitted over the names of the members of the audit committee.

THE AUDIT COMMITTEE

W. Robert Berg
Jue-Hsien Chern
Harvey N. Gillis

CHANGE IN CERTIFYING ACCOUNTANT

      As of May 10, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent accountant. Arthur Andersen had served as our independent accountant since May 1999. The decision to change our independent accountant was recommended by our audit committee and approved by our board of directors. Arthur Andersen’s reports on the financial statements for each of the two fiscal years preceding 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

      During the period that Arthur Andersen served as our independent accountant and through May 10, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      On May 10, 2002, we engaged KPMG LLP (“KPMG”) as our independent accountant to audit our financial statements for the fiscal year ending December 31, 2002. The decision to engage KPMG was recommended by our audit committee and approved by our board of directors.

      Since May 1999 and through May 10, 2002, we had not consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor we considered in reaching a decision on an accounting, auditing, or financial reporting issue, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of either a disagreement or a reportable event.

AUDIT AND RELATED FEES

      The aggregate fees billed by Arthur Andersen LLP and KPMG LLP in fiscal year 2002 and billed by KPMG LLP in fiscal 2003 are as set forth in the table below. As of May 10, 2002, we dismissed Arthur Andersen LLP as our independent accountant and engaged KPMG LLP as our independent accountant to audit our financial statements for the fiscal year ending December 31, 2002.

	Fees

	2002				2003

Services Rendered	Arthur Andersen LLP		KPMG LLP		KPMG LLP

Audit services	$302,749	(1)	$150,000		$509,883	(3)
Audit-related services	—		—		33,734	(4)
Tax services	—		—		31,575	(5)
All other services			50,500	(2)	—

(1)	Includes fees primarily related to our initial public offering in 2002.

(2)	Includes fees associated primarily with due diligence services related to our acquisition of Spacelabs Burdick, Inc.

(3)	Includes professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Form 10-Q filings, services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Fees relating to the audit of our 2003 financial statements and the review of our filings on Form 10-Q were $200,000. Fees associated with the audits of the financial statements of Spacelabs Burdick, Inc. for 2001, 2002 and 2003 were $295,665. Other audit services fees were $14,218.

(4)	Includes fees associated primarily with the audits of pension and other employee benefit plans.

(5)	Includes fees associated primarily with the review of our tax returns and tax services related to our acquisition of Spacelabs Burdick, Inc.

      The audit committee has considered and believes the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

      Pursuant to the written charter of the audit committee of our board of directors, the audit committee is responsible for pre-approving all audit services, review and attest engagements and permitted non-audit services to be provided by our independent auditor and the fees for such services. The policy allows the audit committee to delegate pre-approval authority to one or more audit committee members and requires any such member or members to present any decision made pursuant to delegated authority at the next audit committee meeting. The audit committee may establish additional or other procedures for the approval of audit and non audit services that our independent auditors perform. In pre-approving services provided by the independent auditor, the audit committee considers whether such services are consistent with applicable rules regarding auditor independence.

EXECUTIVE OFFICERS

      The following table sets forth the name, age and position of our executive officers as of March 31, 2004.

Name	Age	Position

Ruediger Naumann-Etienne	57	Chairman of the Board
John R. Hinson	41	President, Chief Executive Officer and Director
Michael K. Matysik	45	Senior Vice President, Chief Financial Officer and Secretary
David M. Hadley	54	Vice President, Research and Development
Allan Criss	44	Vice President, Acute Care
Darryl Lustig	48	Vice President, Primary Care
Atul Jhalani	39	Vice President, Marketing

      For biographical summaries of Dr. Naumann-Etienne and Mr. Hinson, see “PROPOSAL: ELECTION OF DIRECTORS.”

      Michael K. Matysik has served as our Senior Vice President, Chief Financial Officer and Secretary since the end of April 2002. From May 2001 to November 2001, Mr. Matysik was Executive Vice President and Chief Financial Officer of DMX Music, a global media and technology company. From September 1996 to April 2001, Mr. Matysik was Vice President and Chief Financial Officer of AEI Music Network, Inc., also a global media and technology company. He holds an MBA from the University of Southern California and a B.A. in Business Administration from the University of Washington.

      David M. Hadley, Ph.D. has served as our Vice President, Research and Development since May 2001. From November 1998 to May 2001, he served as our Vice President of Engineering. From April 1994 to September 1998, Dr. Hadley was Vice President of Research and Development at Primus Knowledge Solutions, Inc., and enterprise software company. Dr. Hadley holds a Ph.D. in Geophysics from California Institute of Technology and a B.S. in Physics from the University of California, Riverside.

      Allan Criss has served as our Vice President, Acute Care since March 2004. Prior to that Mr. Criss was the Vice President, Business Line Ultrasound, North America for Philips Medical Systems, a medical device company, from April 2002. From November of 2001 through March of 2002 Mr. Criss was the Vice President, Sales and Marketing for Advanced Imaging Technologies, a medical device company. From February 2000 through November 2001 Mr. Criss was Vice President, U.S. Cardiology Sales for Philips Medical Systems. From January 1989 through January 2000 Mr. Criss held several positions of increasing responsibility with ATL Ultrasound, a medical device company, which was later acquired by Philips Medical Systems. Mr. Criss holds a B.S. in Marketing from Indiana University of Pennsylvania.

      Darryl R. Lustig has served as our Vice President, Primary Care, since March 2004. From September 2000 to February 2004, Mr. Lustig served as Vice President, Sales and Marketing for Burdick, Inc., a company we acquired as a wholly-owned subsidiary in January 2003. From November 1999 to August 2000, Mr. Lustig was Vice President of Sales for Cimtek Commerce, a healthcare information and electronic commerce company. From February 1994 through February 1999, Mr. Lustig served as Corporate Vice President of Sales and Marketing for Colonial Healthcare Supply and Bergen Brunswig Medical. Mr. Lustig has over 25 years experience in healthcare manufacturing and distribution. Mr. Lustig has a B.A. in Political Science with a minor concentration in Advertising from Southern Illinois University.

      Atul Jhalani has served as Vice President of Marketing since October 2003. Prior to joining us, Mr. Jhalani was the Vice President of Business Development and earlier Vice President of Marketing focused on the P.E.T. business for the Nuclear Medicine Division of Philips Medical Systems, a medical device company, since May 2000. From July 1999 through April 2000, he served as the Director of Business Development for ADAC Laboratories, a medical device company focused on nuclear medicine that was later acquired by Philips Medical Systems. From May 1996 to June 1999, he was an Associate with Booz Allen & Hamilton, a leading management consulting firm. Prior to this, Mr. Jhalani held several engineering positions with Altair Engineering, an automotive consulting company. He holds an MBA from the University of Chicago, an MS in Mechanical Engineering from Ohio State University and a B.S. in Mechanical Engineering from Indian Institute of Technology.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to report their stock holdings and transactions to the Securities and Exchange Commission.

      To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, our directors, officers and greater than 10% beneficial owners were in compliance with all of their Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners.

EXECUTIVE COMPENSATION

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Contracts

      As of February 6, 2004, we have entered into employment agreements with each of our named executive officers on the terms and conditions summarized below.

      Dr. Naumann-Etienne. Pursuant to the employment agreement with Dr. Naumann-Etienne, we have secured his services as Chairman. Dr. Naumann-Etienne will receive a base salary of $150,000, which will be reviewed annually and may be changed at the discretion of the board or the compensation committee of the board. He will be entitled to participate in the any executive bonus plans adopted and modified by the board of directors and in other benefit programs provided with the approval of the board, subject to applicable eligibility requirements.

      Mr. Hinson. Pursuant to the employment agreement with Mr. Hinson, we have secured his services as President and Chief Executive Officer. Mr. Hinson will receive a base salary of $250,000, which will be reviewed annually and may be changed at the discretion of the board or the compensation committee of the board. He will be entitled to participate in the any executive bonus plans adopted and modified by the board of directors and in other benefit programs provided with the approval of the board, subject to applicable eligibility requirements. Mr. Hinson is also entitled to an annual automobile allowance of $6,000.

      Mr. Matysik. Pursuant to the employment agreement with Mr. Matysik, we have secured his services as Senior Vice-President, Chief Financial Officer and Secretary. Mr. Matysik will receive a base salary of $175,000, which will be reviewed annually and may be changed at the discretion of the Chief Exectutive Officer. He will be entitled to participate in the any executive bonus plans adopted and modified by the board of directors and in other benefit programs provided with the approval of the board, subject to applicable eligibility requirements.

      Mr. Lustig. Pursuant to the employment agreement with Mr. Lustig, we have secured his services as Vice-President, Primary Care. Mr. Lustig will receive a base salary of $160,000, which will be reviewed annually and may be changed at the discretion of the Chief Executive Officer. He will be entitled to participate in the any executive bonus plans and/or commission plans adopted and modified by the board of directors and in other benefit programs provided with the approval of the board, subject to applicable eligibility requirements. Mr. Lustig is also entitled to an annual automobile allowance of $7,200.

      Each of the agreements with our named executive officers may be terminated (i) upon the death or total disability (as the term “total disability” is defined in the agreement) of the named executed officer or (ii) by us or by the named executive officer at any time for any reason. If the named executive officer’s employment is terminated due to death or total disability, he will be entitled to receive any base salary due to him through the date of his termination. If the named executive officer’s employment is terminated for any reason, other than in connection with or within twenty-four months of a change of control, as described further below, he will be entitled to receive any base salary due to him and vacation time that has accrued through the date of his termination.

      If a change of control occurs during the term of the named executive officer’s employment with us and we terminate the named executive officer’s employment without cause (as the term “cause” is defined in each agreement) in connection with the change of control, the successor employer terminates the named executive officer’s employment without cause within twenty-four months of the consummation of the change of control, or the named executive officer terminates his employment for good reason (as the term “good reason” is defined in each agreement) in connection with the change of control or within twenty-four months of the consummation of the change of control (each such event a “Change in Control Trigger Event”), Mr. Hinson will be entitled to receive a severance benefit equal to one and one-half times his then current annual base salary to be paid out in accordance with regularly scheduled payroll and continuationof health and other benefits substantially equal to those benefits in place on the date of termination for a period of eighteen months. Upon a Change in Control Trigger Event, each of Dr. Naumann-Etienne and Mr. Matysik will be entitled to receive a severance benefit equal to his then current annual base salary to be paid out in accordance with regularly scheduled payroll and continuationof health and other benefits substantially equal to those benefits in place on the date of termination for a period of twelve months. Upon a Change in Control Trigger Event, Mr. Lustig will be entitled to receive a severance benefit equal to one-half his then current annual base salary to be paid out in accordance with regularly scheduled payroll and continuation of health and other benefits substantially equivalent to those benefits in place on the date of termination for a period of six months. In addition, each of the named executive officers will also be entitled to payment of any unpaid annual salary and unpaid vacation that has accrued through the date of termination and acceleration of vesting of all of unvested options to purchase shares of our common stock or shares of common stock of the successor employer held by the named executive officer as of the date of termination. If we terminate the named executive officer’s employment for cause in connection with the change of control, the successor employer terminates the named executive officer’s employment with cause within twenty-four months of the consummation of the change of control, or the named executive officer terminates his employment without good reason in connection with the change of control or within twenty-four months of the change of control, he will be entitled to receive any base salary due to him through the date of his termination.

Termination of Employment Arrangement

      We entered into a transition services agreement with John R. Serino in connection with his resignation from employment February 27, 2004. Under the terms of the agreement, Mr. Serino is entitled to receive compensation for a substantially reduced work schedule from March 1, 2004 until November 30, 2004 (the “Transition Period”) equal to a bi-weekly rate of $5,769.23, subject to withholding and other standard payroll deductions. We will also pay for Mr. Serino’s COBRA continuation coverage during the Transition Period, and Mr. Serino will be entitled to participate in our life insurance policies, subject to eligibility requirements under such policies, and in our employee sock purchase plan and 401(k) savings plan. We will also pay Mr. Serino all accrued and unpaid vacation he earned as of February 27, 2004. Any unvested stock options held by Mr. Serino will vest during the Transition Period in accordance with the vesting terms applicable to such options, and all unvested options held by Mr. Serino as of the expiration of the Termination Period will be cancelled. During the Transition Period, Mr. Serino will provide general support services to us and will be entitled to receive reimbursement for documented business expenses incurred during any authorized engagement so long as such expenses are reasonable or are pre-approved in writing by our Chief Executive Officer.

Other Change-in-Control Arrangements

      Pursuant to both the 1998 Amended and Restated Equity Incentive Plan (the “1998 Plan”) and the 2002 Stock Incentive Plan (the “2002 Plan”), in the event of certain corporate transactions, such as the sale of all or substantially all of our securities or assets or a merger, the 1998 Plan and the 2002 Plan each provide that each outstanding award will be assumed or substituted with a comparable award by the surviving corporation or acquiring corporation. If the surviving corporation or acquiring corporation does not assume or substitute awards, outstanding awards will become 100% vested and exercisable immediately before the corporate transaction. To the extent that options accelerate due to a corporate transaction, the restrictions on stock awards also will lapse. In the event of our dissolution or liquidation, such awards terminate if not exercised prior to such event.

      Pursuant to the 2002 Employee Stock Purchase Plan (the “ESPP”), in the event of certain corporate transactions, such as a merger, consolidation or sale of all or substantially all of our assets, each outstanding right to purchase shares under the ESPP will be assumed or an equivalent right substituted by the acquiring or surviving corporation. If such corporation refuses to assume or substitute for the right, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction. Similarly, in the event of our proposed liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

Executive Compensation

      The following table sets forth the compensation paid by us for services rendered to us in all capacities during the years ended December 31, 2003, 2002 and 2001, to our Chief Executive Officer and each of our other four most highly compensated executive officers whose total salary and bonus for such year exceeded $100,000.

Summary Compensation Table

						Long Term
						Compensation
						Awards

		Annual Compensation				Shares
						Underlying	All Other
Name & Principal Position	Year	Salary ($)		Bonus ($)		Options (#)	Compensation ($)

Ruediger Naumann-Etienne	2003	$212,308		$—		30,000	$4,439	(7)
Chairman	2002	240,000		—		40,000	4,508	(8)
	2001	143,500	(3)	—		—	—
John R. Hinson	2003	238,692		81,693		50,000	3,356	(9)
President and CEO	2002	225,000		22,250		10,000	3,354	(10)
	2001	225,000		7,977		5,113	3,311
Michael K. Matysik(1)	2003	175,000		49,185		25,000	3,256	(11)
Senior Vice President and CFO	2002	114,423		12,500		150,000	3,167	(12)
Darryl R. Lustig	2003	160,014		81,813	(4)	15,000	1,848	(13)
Vice President, Primary Care
John R. Serino(2)	2003	150,000		50,766	(5)	7,500	1,252	(14)
Vice President, Sales and	2002	150,000		52,744	(6)	5,000	679	(14)
Marketing — Quinton	2001	150,000		48,496		3,409	654

(1)	Mr. Matysik joined us as our Senior Vice President and Chief Financial Officer in April 2002.

(2)	Mr. Serino resigned as our Vice President, Sales and Marketing — Quinton in February 2004.

(3)	Represents payments made by us to Intertec Group for services as Chairman and Chief Executive Officer provided to us by Dr. Ruediger Naumann-Etienne, owner and Managing Director of Intertec Group. Effective December 31, 2001, Dr. Naumann-Etienne became a full-time employee.

(4)	Includes $47,294 in sales bonuses.

(5)	Represents $50,766 in sales commissions.

(6)	Includes $45,244 in sales commissions.

(7)	Represents $3,000 in matching contributions made by us to Dr. Naumann-Etienne’s 401(k) savings and retirement plan account and $1,439 in life insurance premiums paid by us for term life insurance for the benefit of Dr. Naumann-Etienne.

(8)	Represents $3,000 in matching contributions made by us to Dr. Naumann-Etienne’s 401(k) savings and retirement plan account and $1,508 in life insurance premiums paid by us for term life insurance for the benefit of Dr. Naumann-Etienne.

(9)	Represents $3,000 in matching contributions made by us to Mr. Hinson’s 401(k) savings and retirement plan account and $356 in life insurance premiums paid by us for term life insurance for the benefit of Mr. Hinson.

(10)	Represents $3,000 in matching contributions made by us to Mr. Hinson’s 401(k) savings and retirement plan account and $354 in life insurance premiums paid by us for term life insurance for the benefit of Mr. Hinson.

(11)	Represents $3,000 in matching contributions made by us to Mr. Matysik’s 401(k) savings and retirement plan account and $256 in life insurance premiums paid by us for term life insurance for the benefit of Mr. Matysik.

(12)	Represents $3,000 in matching contributions made by us to Mr. Matysik’s 401(k) savings and retirement plan account and $167 in life insurance premiums paid by us for term life insurance for the benefit of Mr. Matysik.

(13)	Represents $1,727 in matching contributions made by us to Mr. Lustig’s 401(k) savings and retirement plan account and $121 in life insurance premiums paid by us for term life insurance for the benefit of Mr. Lustig.

(14)	Represents life insurance premiums paid by us for term life insurance for the benefit of Mr. Serino.

Option Grants In Last Fiscal Year

      The following table sets forth certain information regarding stock options we granted during the fiscal year ended December 31, 2003 to the executive officers named in the summary compensation table:

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Securities				Annual Rates of Share
	Underlying	% of Total	Exercise		Price Appreciation for
	Options	Options Granted	Price Per		Option Term(3)
	Granted	to Employees in	Share	Expiration
Name	(#)(1)	Fiscal Year(2)	($/Share)	Date	5%($)	10%($)

Ruediger Naumann-Etienne	30,000	6.0%	$6.00	Feb 10, 2013	$113,100	$286,800
John R. Hinson	50,000	10.1%	6.00	Feb 10, 2013	188,500	478,000
Michael K. Matysik	25,000	5.0%	6.00	Feb 10, 2013	94,250	239,000
Darryl R. Lustig	15,000	3.0%	6.00	Feb 10, 2013	56,550	143,400
John R. Serino	7,500	1.5%	6.00	Feb 10, 2013	28,275	71,700

(1)	The per share exercise price is the fair market value of our common stock on the date of grant. The options set forth above typically vest 25% one year after the date of grant and thereafter in equal monthly installments over the next 36 months and expire 10 years after the grant date subject to earlier termination in the event of termination of employment. All options granted to these executive officers in 2003 are subject to the vesting schedule set forth above. The schedule on which options become exercisable is subject to acceleration in the event of certain corporate transactions.

(2)	Based on options to purchase a total of 497,450 shares of our common stock granted to employees during fiscal year 2003.

(3)	The potential realizable value calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent a prediction of our stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

      The following table sets forth information as of December 31, 2003 concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year-End (#)		at Fiscal Year-End ($)(2)
	Acquired on	Realized
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ruediger Naumann-Etienne	—	—	411,362	50,001	$2,289,474	$61,500
John R. Hinson	—	—	236,530	55,855	1,354,456	107,496
Michael K. Matysik	—	—	74,999	100,001	—	51,250
Darryl R. Lustig	—	—	—	15,000	—	30,750
John R. Serino	—	—	50,793	10,570	282,520	18,704

(1)	Based on the difference between the fair market value on the date of exercise and the exercise price.

(2)	Based on the difference between the fair market value on the December 31, 2003 ($8.05 per share) and the exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Committee Report

      Our executive compensation program is administered by the compensation committee, which is comprised of three non-employee directors.

      Philosophy. Our executive compensation policy is designed to:

•	assist us in attracting and retaining highly qualified executives critical to the company’s success;

•	align the interests of the executives with the interests of our shareholders;

•	link compensation to individual and company performance — both short-term and long-term; and

•	motivate executives to achieve sustained superior performance.

      Executive compensation consists of three major components that are reviewed annually by the compensation committee: base salary, bonuses and stock options.

      Base Salary. The committee sets the base salary of the Chief Executive Officer at an amount it believes is competitive with the salaries paid to executives of other companies in the industry. The committee relies on surveys and on knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee. Additionally, the committee reviews the Chief Executive Officer’s performance and the company’s financial and stock price performance generally. Executive base salaries are targeted at mid-range for comparable positions in the industry, comparable scope of responsibility and comparable levels of experience.

      Bonus. The 2003 Management Incentive Plan allows for cash distribution to all management employees, including executive officers. Goals of this plan include rewarding participants annually based on overall company performance and sharing in the company’s financial success. The amount of cash distribution under the plan is entirely discretionary and subject to achievement of certain profitability goals. Any 2003 Management Incentive Plan cash distribution is subject to approval by the compensation committee of the board of directors. In addition, the compensation committee approved a one-time integration bonus to Mr. Lustig in order to compensate Mr. Lustig for efforts relating to the integration of the operations of Burdick, Inc. into our existing operations. The compensation committee also approves annual sales bonus plans for our key sales personnel, including Mr. Lustig, that is based on target sales levels of specified products for each participant. Bonus payments are presented in the Summary Compensation Table under the heading “Bonus.”

      Stock Option Grants. The objectives of substantial long-term incentives are to enhance long-term profitability and shareholder value. The compensation committee determines the number and terms of options granted to the company’s Chief Executive Officer, other executive officers and all other employees. Grant amounts are based on individual circumstances, in consideration of each executive’s experience, scope of responsibility and individual performance, both demonstrated and expected.

      Chief Executive Officer Compensation. In 2003, Dr. Ruediger Naumann-Etienne served as our Chief Executive Officer through August 31, 2003, at which time Mr. John Hinson was appointed as our Chief Executive Officer. In 2003, Dr. Ruediger Naumann-Etienne received a base salary of $160,000 for his services during the period in which he served as Chief Executive Officer with no cash bonus under the 2003 Management Incentive Plan and was granted options to purchase 40,000 shares of common stock. Dr. Naumann-Etienne received $52,308 in salary for his service as Chairman for the period from September 1,

2003 through December 31, 2003. For the period in which he served as Chief Executive Officer during 2003, Mr. Hinson received a base salary of $83,333. Mr. Hinson also received a base salary of $155,359 for his service as President and Chief Officer during the period preceding his appointment as Chief Executive Officer. Mr. Hinson received a cash bonus of $81,693 under the 2003 Management Incentive Plan for his service to the Company in 2003. In addition, he granted options to purchase 50,000 shares of common stock during 2003. The compensation committee determined the salary, bonus and quantity of the stock option grant issued to each of Dr. Naumann-Etienne and Mr. Hinson based on his respective experience, scope of responsibility, and expected and demonstrated individual performance. In 2003, Dr. Naumann-Etienne received $3,000 in 401(k) savings and retirement matching contributions along with $1,508 in life insurance premiums paid by the company for Dr. Naumann-Etienne’s benefit. In 2003, Mr. Hinson received $3,000 in 401(k) savings and retirement matching contributions along with $356 in life insurance premiums paid by the company for Mr. Hinson’s benefit.

      Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as “performance-based” is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Our stock option plans are designed to qualify as performance-based compensation that is fully deductible by the company for income tax purposes.

      Conclusion. The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under our other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the company’s best interests.

THE COMPENSATION COMMITTEE

Harvey N. Gillis
W. Robert Berg
Jue-Hsien Chern

PERFORMANCE MEASUREMENT COMPARISON

      The following graph shows the cumulative total shareholder return of an investment of $100 in cash on May 7, 2002 (the date on which our common stock was first traded on the Nasdaq National Market) for (i) our common stock, (ii) the Nasdaq Stock Market (U.S.) Index, and (iii) the S&P Health Care Equipment Index. The cumulative total return on our common stock and each index assumes the value of each investment was $100 on May 7, 2002 and that all dividends were reinvested. All values are calculated as of December 31, 2002 and December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 1, 2004, by:

•	each person known to the board of directors to own beneficially 5% or more of our common stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

Percent of Shares Beneficially Owned

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding Shares

Westfield Capital Management Co. LLC(2) One Financial Center, 23rd Floor Boston, MA 02111	1,474,000	12.0%
Philips Electronics North America Corporation(3) 1251 Avenue of the Americas New York, New York 10020	1,394,024	11.4%
J.F. Shea Company, Inc.(4) 644 Brea Canyon Road Walnut, CA 91789	1,329,522	10.8%
Wells Fargo & Company(5) 420 Montgomery Street San Francisco, CA 94163	1,133,275	9.2%
Peter B. Cannell & Co. Inc.(6) 645 Madison Avenue, 8th Floor New York, NY 10022	1,008,100	8.2%
Ruediger Naumann-Etienne(7)	543,467	4.3%
John R. Hinson(8)	468,148	3.7%
Michael K. Matysik(9)	119,174	1.0%
John R. Serino(10)	64,254	*
Darryl R. Lustig(11)	6,321	*
Harvey N. Gillis(12)	19,583	*
W. Robert Berg(13)	21,583	*
Jue-Hsien Chern(14)	10,000	*
All directors and executive officers (11 persons)(15)	1,669,538	13.6%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after March 1, 2004 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 1, 2004, we had 12,263,664 shares of common stock outstanding. Except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the number of shares listed opposite the shareholder’s name. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Quinton Cardiology Systems, Inc., 3303 Monte Villa Parkway, Bothell, Washington 98021.

(2)	Beneficial ownership of shares as reported on Schedule 13G filed with the Securities and Exchange Commission on September 6, 2002.

(3)	Beneficial ownership of shares as reported on Schedule 13D/ A filed with the Securities and Exchange Commission on April 28, 2003. The 13D/ A reports that Philips Electronics North America Corporation (“PENAC”) is a wholly-owned subsidiary of Philips Holding USA Inc. (“PHUSA”), which, in turn is a wholly-owned subsidiary of Koninklijke Philips Electronics N.V. (“KPENV”). PENAC is the direct beneficial owner of 1,394,024 shares of common stock. PHUSA and KPENV may be deemed to beneficially own 1,394,024 shares of common stock.

(4)	Beneficial ownership of shares as reported on Schedule 13G filed with the Securities and Exchange Commission on November 14, 2002. The Schedule 13G reports each of Edmond H. Shea, Jr., John F. Shea, Peter O. Shea, Jr., and James G. Shontere as having shared voting power for 1,329,522 shares of common stock and shared dispositive power for 1,329,522 shares of common stock. The filing persons (except for J. F. Shea Company, Inc.) disclaim beneficial ownership of the securities being reported and disclaim group status. Also, all reporting persons disclaim beneficial ownership of an additional 22,443 shares of common stock, which the reporting persons acquired directly or indirectly as nominee for another investor.

(5)	Beneficial ownership of shares as reported on Schedule 13G/ A filed with the Securities and Exchange Commission on February 9, 2004. The Schedule 13G/ A reports each of Wells Fargo & Company and Wells Capital Management Incorporated owns in the aggregate 1,133,275 shares. The Schedule 13G/ A also reports that Wells Fargo & Company is a parent holding company and that Wells Capital Management Incorporated is a registered investment advisor. As reported in the Schedule 13G/ A, each of Wells Fargo & Company and Wells Capital Management Incorporated has sole voting power with respect to 1,129,500 shares and sole dispositive power with respect to 1,133,275 shares.

(6)	Beneficial ownership of shares as reported on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004.

(7)	Includes 423,445 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(8)	Includes 252,374 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(9)	Includes 94,790 shares issuable upon exercise of options. which are currently exercisable or exercisable within 60 days after March 1, 2004.

(10)	Includes 53,681 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(11)	Includes 4,374 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(12)	Includes 14,583 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(13)	Includes 14,583 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(14)	Includes 10,000 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

(15)	Includes 938,497 shares issuable upon exercise of options which are currently exercisable or exercisable within 60 days after March 1, 2004.

ADDITIONAL INFORMATION ABOUT THE MEETING AND SHAREHOLDER PROPOSALS

Other Matters

Will any other matters be presented at the annual meeting?

      The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

How are proxies solicited and what are the costs involved?

      We will bear the cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the form of proxy, and any additional information furnished to shareholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of us. No additional compensation will be paid to directors, officers, or other regular employees for such services. We may engage a proxy soliciting service to assist us in the solicitation of proxies.

Selection of Independent Auditors

      The audit committee of our board of directors appointed KPMG LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2004. We expect that representatives from KPMG LLP will be present at the 2004 annual meeting, will be given an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Shareholder Proposals

      Proposals of shareholders that are intended to be presented at our 2005 Annual Meeting of Shareholders must be received by us not later than December 6, 2004 in order to be included in the proxy statement and proxy relating to that annual meeting. A shareholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the meeting. In addition, if we receive notice of a shareholder proposal earlier than February 13, 2005 or later than March 15, 2005, the persons named as proxies in the proxy statement for our 2005 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal at the meeting.

      Shareholders are also advised to review our bylaws that contain additional requirements with respect to advance notice of shareholder proposals and director nominations. These advance notice provisions apply regardless of whether a shareholder seeks to include such proposals in our proxy statement.

By Order of the Board of Directors,

Michael K. Matysik
Senior Vice President, Chief Financial
Officer and Secretary

April 14, 2004

      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Investor Relations, Quinton Cardiology Systems, Inc., 3303 Monte Villa Parkway, Bothell, Washington 98021.

APPENDIX A

QUINTON CARDIOLOGY SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

I.	General Functions, Authority, and Role

      The Audit Committee (the “Audit Committee”) is a committee of the Board of Directors (the “Board”) of Quinton Cardiology Systems, Inc. (the “Company”). The Audit Committee’s primary function shall be to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the Company’s audit process.

      The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the Audit Committee shall have the authority to engage and compensate special legal, accounting, or other consultants to advise it as it deems necessary, and may request any officer or employee of the Company, its outside legal counsel or outside auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Company’s outside auditor shall ultimately be accountable to the Board and to the Audit Committee, as representative of the shareholders, and the Audit Committee shall have direct responsibility to appoint, evaluate, compensate, retain, oversee (including resolving disagreements between management and the outside auditor regarding financial reporting) and, where appropriate, replace the outside auditor, or to nominate the outside auditor to be proposed for shareholder ratification. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee shall strive to maintain an open avenue of communication between the Company’s outside auditor and the Board.

      The responsibilities of a member of the Audit Committee shall be in addition to such member’s duties as a member of the Board.

II.	Membership

      The membership of the Audit Committee shall consist of at least three independent outside members of the Board who shall serve at the pleasure of the Board. The membership of the Audit Committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the Company (taking into account applicable exceptions therefrom).

      In addition, no member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      Audit Committee members and the Audit Committee Chair shall be designated by the full Board upon the recommendation of the nominating committee.

III.	Responsibilities

      The responsibilities of the Audit Committee shall be as follows:

A. General

      1. Meet at least quarterly, or more frequently as circumstances or the obligations of the Audit Committee require, with the chief financial officer, the senior internal auditing executive and the outside auditor in separate executive sessions.

      2. Make regular reports to the Board, including reports of any Audit Committee actions and such recommendations as the Audit Committee may deem appropriate.

      3. Annually review and reassess the adequacy of this charter and, if appropriate, propose changes to the Board for approval.

      4. Perform such functions as may be assigned by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

B. Outside Auditor

      1. Review the experience and qualifications of the senior members of the outside auditor team and the quality control procedures of the outside auditor.

      2. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor. Evaluate together with the Board whether it is appropriate to adopt a policy of rotating outside auditors on a regular basis.

      3. Appoint, evaluate, compensate, retain, oversee (including resolving disagreements between management and the outside auditor regarding financial reporting) and, where appropriate, replace the outside auditor, or nominate the outside auditor to be proposed for shareholder ratification.

      4. Pre-approve the retention of the outside auditor for all audit, review and attestation engagements and such non-audit services as the outside auditor is permitted to provide the Company and approve the fees for such services pursuant to procedures that may be adopted by the Committee from time to time. Pre-approval of audit and non-audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the outside auditor.

      5. Approve the scope and fees to be paid to the outside auditor for audit services and approve the partner, manager and technical review partner on the audit engagement.

      6. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor. In performing this duty, the Audit Committee shall consider whether the outside auditor’s provision of financial systems design and implementation services and any other non-audit services is compatible with the independence of the outside auditor.

      7. Recommend to the Board guidelines for the Company’s hiring of employees of the outside auditor who were engaged on the Company’s account, ensuring, at a minimum, the compliance with applicable legal and regulatory requirements.

     C. Audit Process and Results

      1. Consider, in consultation with the outside auditor and internal auditor prior to the audit, the audit’s scope, planning, and staffing.

      2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      3. Consider and review with the outside auditor:

a. The adequacy of the Company’s internal controls including computerized information system controls and security, ensuring compliance with applicable legal and regulatory requirements.

b. Any related significant findings and recommendations of the outside auditor together with management’s responses thereto.

c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

d. An analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

      4. Review and discuss with management and with the outside auditor at the completion of the annual examination, or earlier, if circumstances require:

a. The Company’s audited financial statements and related footnotes.

b. The outside auditor’s audit of the financial statements and their report thereon.

c. Any significant changes required in the outside auditor’s audit plan.

d. Any changes required in the planned scope of the internal audit.

e. Any major issues regarding accounting or auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

f. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, or disagreements with management encountered during the course of the audit.

g. Any management letter provided by the outside auditor and the Company’s response to that letter.

h. Significant findings during the year and management’s responses thereto.

i. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

      5. Meet periodically with management and the outside auditor to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditor, internal auditors or management.

      8. Obtain from the outside auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      9. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

      10. Review with management and the outside auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      11. Review management reports, providing assurance of compliance with regulatory requirements.

     D. Securities and Exchange Commission Filings

      1. Review filings with the Securities and Exchange Commission and other published documents containing the Company’s financial statements.

      2. Review with management and the outside auditor the draft of the quarterly earnings release, interim financial statements and results of the outside auditor’s reviews thereof before they are released to the public or filed with the Securities and Exchange Commission.

      3. Discuss with the national office of the outside auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

      4. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     E. Internal Controls and Legal Matters

      1. Review the Company’s policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

      2. Review with the Company’s general counsel legal and regulatory matters that may have a material impact on the financial statements and review related Company compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      3. Review the Company’s policies and procedures to assure that they preclude loans to officers and directors. Confirm periodically that no such loans have been made.

      4. Review the Company’s policies and procedures to assure that any transactions with directors, officers or members of their immediate families are reviewed and approved in advance by the Audit Committee. Confirm periodically that no unapproved transactions have occurred.

      5. Review the Company’s policies and procedures to assure that all non-audit services provided by the Company’s auditors are reviewed and approved in advance by the Audit Committee. Confirm periodically that no unapproved transactions have occurred.

      6. Obtain reports from management, the Company’s senior internal auditor and the outside auditor that the Company’s subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements and the Company’s own policies, including disclosures of insider and affiliated party transactions.

      7. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and compliance with the Company’s policies or code of conduct.

      8. Review quarterly reports provided by management, relating to pending, threatened or likely litigation.

      9. Review the appointment and replacement of the senior internal auditing executive.

      10. Review the internal audit department responsibilities, budget and staffing.

      11. Review significant reports to management prepared by the internal auditing department and management’s responses.

      12. Assure that the Company has adequate procedures in place for the receipt, retention and treatment of complaints received by the Company regarding allegations of suspected acts that are illegal or in violation of specific public regulations or policies, or regarding accounting, internal accounting controls or auditing matters.

      13. Assure that the Company has adequate procedures in place for the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

      14. Consult with the Nominating and Governance Committee regarding the development and monitoring of compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

      15. Consult with the Nominating and Governance Committee regarding the development and monitoring of compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

      16. Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

IV.	Note on Related Management and Outside Auditor Roles

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor.

PROXY

QUINTON CARDIOLOGY SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2004

     The undersigned hereby appoints John R. Hinson and Michael K. Matysik, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Quinton Cardiology Systems, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Quinton Cardiology Systems, Inc. to be held at Quinton’s offices located at 3303 Monte Villa Parkway, Bothell, Washington 98021 on Friday, May 14, 2004 at 10:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card.  ▲

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote for the nominees	FOR all
for director listed below.	nominees	WITHHOLD
	listed below	AUTHORITY
PROPOSAL: To elect two Class I directors.	(except as	to vote for
Nominees:	marked to the	all nominees
	contrary below)	listed below
01 W. Robert Berg 02 Jue-Hsien Chern	☐	☐

To withhold authority to vote for any nominee(s) write such nominee’s name(s) below:

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

Please vote, date, and return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

▲ Detach here from proxy voting card  ▲